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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  OCTOBER 28, 1996


                            ----------------------

                        EXIDE ELECTRONICS GROUP, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                             0-18106                           23-2231834
        (State or other                 (Commission File Number)        (IRS Employer Identification No.)
jurisdiciton of incorporation)

                8609 SIX FORKS ROAD                                     27615
              RALEIGH, NORTH CAROLINA                                 (Zip Code)
      (Address of principal executive offices)

      Registrant's telephone number, including area code: (919) 872-3020

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

ITEM 5. OTHER EVENTS

     Exide Electronics Group, Inc. (the "Company") reported financial results for the fourth quarter and fiscal year ended September 30, 1996. Fourth quarter revenues were $144.5 million, a 33% increase from $108.8 million in the fourth quarter of fiscal year 1995. Revenues for the full year were $460 million, an increase of 18% over the prior year. (Operating performance, as measured by earnings before interest, taxes, depreciation and amortization (EBITDA), excluding non-recurring acquisition and restructuring charges, was $17.2 million for the fourth quarter, more than 60% higher than the same quarter in the previous year. EBITDA was $44.4 million for the full year versus $33.4 million in the prior year.)

     Net income for the fourth quarter was $1.2 million, compared to $3.6 million for the same quarter last year, reflecting the amortization of remaining purchase accounting adjustments related to the write-up of certain assets, amortization of intangible assets and interest costs related to the acquisition of Deltec Power Systems, Inc. (Deltec). For the full year, the Company reported a net loss of $10.3 million, including $14.6 million of one-time pre-tax charges for acquisition and restructuring taken in the second and third quarters of fiscal 1996. (Excluding the effect of nonrecurring acquisition and restructuring charges and purchase accounting adjustments, pro forma net income would have been $2.6 million for the fourth quarter and $5.2 million for the full year.)

     Fully diluted earnings per share for the fourth quarter were $0.09 versus $0.39 a year ago. For the year, the Company reported a loss of $1.15 per share versus earnings of $0.84 per share in fiscal 1995. Excluding the effect of nonrecurring acquisition and restructuring charges and purchase accounting adjustments, pro forma fully diluted earnings per share were $0.22 and $0.46 for the fourth quarter and year ended September 30, 1996, respectively, versus $0.47 and $1.42 for the same periods in the prior year.

Business Unit Performance

     Revenues for the Company's principal business units are shown below (in millions):

                               --------------------------------     --------------------------------
                                  Quarter ended September 30,           Year ended September 30,
                               --------------------------------     --------------------------------
                                                        Percent                              Percent
                                  1996        1995      Change         1996        1995      Change
                               --------------------------------     --------------------------------
Small Systems Group (1)        $    69.0   $    36.7     87.9%      $   200.3     $ 123.3     62.5%
Large Systems Group (1)             42.2        41.9      0.8           139.4       148.2     (6.0)
Worldwide Services Group            33.3        30.2     10.2           120.2       119.5      0.6
                               --------------------------------     --------------------------------
                               $   144.5   $   108.8     32.8%      $    459.9    $ 391.0     17.6%
                               ================================     =================================

     (1) In the Company's third fiscal quarter, certain product lines (18-36kVA) were reclassified from SSG to LSG; all periods have been restated.

     Small Systems Group revenues increased to $69.0 million for the fourth quarter, nearly 88% over the year ago quarter. Much of the growth came from sales of the Company's Powerware Prestige Uninterruptible Power Supplies (UPSs) used for network and workstation protection, Deltec UPSs, and Lectro ZTT UPSs for cable television markets. Sales of Prestige products in the United States rose significantly in the fourth quarter, particularly through original equipment manufacturer ("OEM") and distributor channels. International SSG sales benefited from a new joint venture in Brazil. The Company also benefited from the recent introductions of Deltec's new PowerRite Max and the Company's NetUPS family of mid-priced line-interactive UPSs.

     Large Systems Group revenues increased in the fourth quarter to $42.2 million. Sales in commercial segments for the fourth quarter rose 25% over the prior year quarter to $37 million, the result of strong worldwide market acceptance of mid-range UPSs, new ancillary products and the Deltec acquisition. Higher commercial revenues offset a decline of nearly 60% in federal product revenues in the fourth quarter due to the completion of most product shipments to the Federal Aviation Administration (FAA) under a multi-year program.

     Total Worldwide Services Group revenues in the fourth quarter rose by 10.2% over the prior year quarter to $33.3 million, relecting growth in commercial segments offset by the expected reduction of federal services related to the near-term completion of the multi-year FAA program. Total commercial service revenues reached $25.8 million for the fourth quarter, a 42% increase over the prior year quarter. International service revenues nearly doubled from the prior year quarter to $9.0 million. International growth was attributable to the expanded worldwide service organization resulting from the Deltec acquisition, the new joint venture in Brazil and continued growth in the Company's traditional service channels.

     Product gross margins improved from 25.0% in the fourth quarter of fiscal year 1995 to 28.4% for the fourth quarter of fiscal 1996. Service gross margins rose to 35.2% in the fourth quarter of fiscal 1996 from 30.5% in the comparable period of fiscal 1995. This improvement was due to a higher volume of commercial revenues and sales of higher margin services. For full fiscal 1996, product gross margins improved over 300 basis points and service margins improved almost 200 basis points over 1995.

Operating Expenses

    Fourth quarter revenues increased 10.8% or $14.0 million over the Company's third fiscal quarter, while operating expenses, including selling, general and administrative expenses, and research and development, increased 2.7% to $34.5 million. Selling, general and administrative expenses increased 65% from the fourth quarter in the prior year, primarily the result of incremental expenses of recently acquired businesses, purchase accounting adjustments and the amortization of intangible assets associated with the acquisition of Deltec. Selling and marketing expenses also increased due to higher commissions and incentives associated with commercial sales. Variable selling expenses are generally higher for commercial revenues than for federal government revenues.

Financial Condition

    The Company's inventories decreased more than $6 million from June 30, 1996 balances and more than $17 million from March 31, 1996. On a revenue increase of $14 million over the third fiscal quarter, accounts receivable rose $2.0 million, reflecting improved days sales outstanding. Total debt has been reduced by $21 million since the Deltec acquisition in March 1996.

                         EXIDE ELECTRONICS GROUP, INC.
                     CONSOLIDATED STATEMENT OF OPERATIONS

(unauditied, in thousands, except per share amounts)
========================================================================================================================
                                                                    Three Months Ended                Year Ended
                                                                       September 30,                 September 30,
                                                               ---------------------------     -------------------------
                                                                   1996            1995            1996          1995
                                                               ----------      -----------     -------------  ----------
Revenues
  Products                                                     $  111,165      $    78,563     $  339,723     $  271,482
  Services                                                         33,326           30,235        120,213        119,496
                                                               ----------      -----------     ----------     ----------
    Total revenues                                                144,491          108,798        459,936        390,978
                                                               ----------      -----------     ----------     ----------
Cost of revenues
  Products                                                         79,635 (1)       58,929        245,239        204,683
  Services                                                         21,598           21,009         80,792         82,430
                                                               ----------      -----------     ----------     ----------
    Total cost of revenues                                        101,233 (1)       79,938        326,031        287,113
                                                               ----------      -----------     ----------     ----------
    Gross profit                                                   43,258           28,860        133,905        103,865
Selling, general and administrative expense                        30,857 (1)       18,697         99,055         69,966
Research and development expense                                    3,674            2,543         12,655          9,929
Acquisition and restructuring expense                                   -            1,500         14,621          7,700
                                                               ----------      -----------     ----------     ----------
  Income from operations                                            8,727            6,120          7,574         16,270
Interest expense                                                    7,133            1,660         23,194          5,575
Interest income                                                      (124)            (126)          (469)          (485)
Other income                                                         (526)            (329)          (446)          (897)
                                                               ----------      -----------     ----------     ----------
  Income (loss) before income taxes                                 2,244            4,915        (14,705)        12,077
Provision (benefit) for income taxes                                  752            1,298         (4,926)         4,692
Minority interest in joint ventures                                   250                -            535              -
                                                               ----------      -----------     ----------     ----------
Net income (loss)                                              $    1,242      $     3,617     $  (10,314)    $    7,385
                                                               ==========      ===========     ==========     ==========
Preferred stock accretion and dividends                               342                -            751            592
                                                               ----------      -----------     ----------     ----------
Net income (loss) applicable to common shareholders            $      900      $     3,617     $  (11,065)    $    6,793
                                                               ==========      ===========     ==========     ==========
  Pro forma net income excluding nonrecurring
    items                                                      $    2,594      $     4,430     $    5,188     $   12,982
                                                               ==========      ===========     ==========     ==========
  EBITDA (2)                                                   $   17,172      $    10,485     $   44,370     $   33,415
                                                               ==========      ===========     ==========     ==========
PRIMARY EARNINGS PER SHARE
  Net income (loss)                                            $     0.09      $      0.42     $    (1.15)    $     0.84
                                                               ==========      ===========     ==========     ==========
  Pro forma net income excluding nonrecurring
   items                                                       $     0.22      $      0.51     $     0.46     $     1.54
                                                               ==========      ===========     ==========     ==========
  Weighted average number of common and equivalent
   shares outstanding                                              10,016            8,627          9,592          8,054
                                                               ==========      ===========     ==========     ==========
  Pro forma weighted average number of common and
   equivalent shares outstanding                                   10,016            8,627          9,660          8,054
                                                               ==========      ===========     ==========     ==========
FULLY DILUTED EARNINGS PER SHARE


  Net income (loss)                                            $     0.09      $      0.39     $    (1.15)    $     0.84
                                                               ==========      ===========     ==========     ==========
  Pro forma net income excluding nonrecurring
   items                                                       $     0.22      $      0.47     $     0.46     $     1.42
                                                               ==========      ===========     ==========     ==========
  Weighted average number of common and equivalent
   shares outstanding                                              10,019            9,776          9,592          9,673
                                                               ==========      ===========     ==========     ==========
  Pro forma weighted average number of common and
   equivalent shares outstanding                                   10,019            9,776          9,719          9,673
                                                               ==========      ===========     ==========     ==========
========================================================================================================================

(1) Includes $2.7 million of costs relating to purchase accounting adjustments that will not recur in future periods.

(2) EBITDA represents income from operations plus depreciation and amortization, acquisition and restructuring expenses and other one-time charges. While EBITDA should not be construed as a substitute for income from operations, net income and cash flows, the Company has included EBITDA because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company's ability to service debt.

                        EXIDE ELECTRONICS GROUP, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEET


(unaudited, in thousands)
==============================================================================
                                               September 30,    March 31, (1)
ASSETS                                             1996              1996
                                               -------------    -------------
Current assets
  Cash and cash equivalents                     $    7,848        $    5,882
  Accounts receivable                              129,423           123,580
  Inventories                                       90,061           107,770
  Other current assets                              19,797            24,029
                                                ----------        ----------
    Total current assets                           247,129           261,261
                                                ----------        ----------
Property, plant, and equipment, net                 48,921            50,373
Goodwill, intangible and other assets              193,613           196,516
                                                ----------        ----------
                                                $  489,663        $  508,150
                                                ==========        ==========
LIABILITIES, REDEEMABLE PREFERRED STOCK, & COMMON SHAREHOLDERS' EQUITY

Current liabilities
  Short-term debt                               $   14,393        $    7,978
  Accounts payable                                  71,285            69,030
  Deferred revenues                                 23,553            21,966
  Other accrued liabilities                         25,733            26,812
                                                ----------        ----------
    Total current liabilities                      134,964           125,786
                                                ----------        ----------
Long-term debt                                     109,380           137,655
Subordinated notes                                 121,920           121,756
Deferred liabilities                                 7,627             6,760
Redeemable preferred stock                          18,312            18,028
Minority interest                                      762                 -
Common shareholders' equity                         96,698            98,165
                                                ----------        ----------
                                                $  489,663        $  508,150
                                                ==========        ==========
==============================================================================

(1) Unaudited balance sheet at March 31, 1996 provided for comparison purposes only.

                        EXIDE ELECTRONICS GROUP, INC.

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            EXIDE ELECTRONICS GROUP, INC.
                                                      (Registrant)

                                            By: /s/ MARTY R. KITTRELL
                                                --------------------------------
                                                    Marty R. Kittrell
                                                    Vice President and
                                                  Chief Financial Officer

Date: October 31, 1996